Exhibit 4.3

AMEREN CORPORATION

Company Order

March 7, 2025

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

311 S. Wacker Drive

Suite 6200B, Mailbox #44

Chicago, Illinois 60606

Re:          5.375% Senior Notes due 2035

Ladies and Gentlemen:

Application is hereby made to The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor trustee (the “Trustee”), under the Indenture, dated as of December 1, 2001, as amended and supplemented (the “Indenture”), between Ameren Corporation, a Missouri corporation (the “Company”), and the Trustee for the authentication and delivery of $750,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2035 (the “Notes”), pursuant to the provisions of Article II of the Indenture. The Company, at any time and from time to time, without the consent of the holders of the Notes, may deliver additional Notes of the same series executed by the Company to the Trustee for authentication, having the same terms and conditions (including the same CUSIP number) as the Notes authenticated pursuant hereto in all respects, except for the date of original issuance, the offering price, and, if applicable, the initial interest accrual date and the initial interest payment date. Such additional Notes shall be part of the same series as the Notes authenticated pursuant hereto. All capitalized terms not defined herein that are defined in the Indenture shall have the same meaning as used in the Indenture.

The Notes will be issued in the form of a Global Note registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”), New York, New York, which will act as the Depositary for each Global Note). Pursuant to Section 2.05(c) of the Indenture, the Notes will have the terms set forth in the form of Global Note attached hereto as Exhibit A (which terms are incorporated by reference in this Company Order). The Global Notes shall bear the depositary legend in substantially the form set forth in Exhibit A attached hereto. The Notes will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The Company has reserved the right, without any consent, vote or other action by Holders of any series of Notes (as defined in the Indenture) issued after November 1, 2023, including the Notes, or of any subsequent series of Notes (as defined in the Indenture), to amend the Indenture as follows:

1.	amend Section 3.02(b) of the Indenture to replace the words “no less than 30 or more than 60 days prior to the date fixed for redemption,” with the words “no less than 10 days nor more than 60 days prior to the date fixed for redemption;” and

2.	amend Section 8.01(a)(4) of the Indenture to increase the amount specified therein from $25,000,000 to $100,000,000.

In connection with this Company Order, there are delivered to you herewith the following:

1.	Certified copies of the resolutions adopted by the Finance Committee of the Board of Directors of the Company authorizing this Company Order and the issuance and sale of the Notes by the Company pursuant to Section 2.05(c)(1) of the Indenture;

2.	Opinions of Counsel addressed to you or in which it is stated that you may rely pursuant to Sections 2.05(c)(2) and 15.05 of the Indenture;

3.	Officers’ Certificate pursuant to Sections 2.05(c)(3) and 15.05 of the Indenture; and

4.	Global Notes (Nos. R-1 and R-2) representing the Notes executed on behalf of the Company in accordance with the terms of Section 2.05(a) of the Indenture, specifying the terms of the Notes (which terms are incorporated by reference herein).

The Global Notes representing the Notes are to be held for delivery through the facilities of DTC to Barclays Capital Inc., on behalf of the several underwriters thereof, against payment therefor at the closing in respect of the sale thereof, such closing to be held at 10:00 a.m., New York time, March 7, 2025, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178. You are hereby instructed to authenticate the Global Notes representing the Notes in the name of Cede & Co. as registered holder and to hold them as custodian for DTC.

Please acknowledge receipt of the Global Notes representing the Notes, the instructions referred to above and the supporting documentation pursuant to the Indenture referred to above.

Very truly yours,

AMEREN CORPORATION

By:	/s/ Darryl T. Sagel
	Name:	Darryl T. Sagel
	Title:	Vice President and Treasurer

Company Signature Page to Company Order

Receipt from the Company of the Global Notes representing the Notes, the instructions referred to above and the supporting documentation pursuant to the Indenture in connection with the authentication and delivery of the Notes is hereby acknowledged.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ April Bradley
	Name:	April Bradley
	Title:	Vice President

Trustee Signature Page to Company Order

Exhibit A

Form of Global Note

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMEREN CORPORATION
5.375% SENIOR NOTE DUE 2035

CUSIP:	NUMBER: R

ORIGINAL ISSUE DATE: March 7, 2025	PRINCIPAL AMOUNT: $

INTEREST RATE: 5.375%	MATURITY DATE: March 15, 2035

AMEREN CORPORATION, a corporation of the State of Missouri (the “COMPANY”), for value received hereby promises to pay to

, or registered assigns, the principal sum of                                                DOLLARS ($            ) on the Maturity Date set forth above, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2025, and on the Maturity Date, at the per annum Interest Rate set forth above until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration), will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 as the case may be, whether or not a Business Day, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided further, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days nor fewer than ten days prior to such Special Record Date. Payment of the principal of and interest and premium on this Note shall be payable pursuant to Section 2.12(a) of the Indenture.

This Note is a Global Note in respect of a duly authorized issue of 5.375% Senior Notes due 2035 (the “NOTES OF THIS SERIES”, which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2001 between the Company and The Bank of New York (The Bank of New York Mellon Trust Company, N.A., successor), as trustee (herein called the “TRUSTEE”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “INDENTURE”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note has been issued in respect of the series designated on the first page hereof, issued in the initial aggregate principal amount of $750,000,000.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note of this Series issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note of this Series, as the case may be. The Notes of this Series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on this Note will accrue from and including the Original Issue Date specified above to, but excluding, September 15, 2025, and thereafter from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, the Maturity Date or any redemption date, as the case may be.

All or a portion of the Notes of this Series may be redeemed at the option of the Company at any time or from time to time (each, a “REDEMPTION DATE”). Prior to December 15, 2034 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Notes of this Series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes of this Series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the Redemption Date, and

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(2)	100% of the principal amount of the Notes of this Series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes of this Series at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of this Series being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2)	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

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If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or to verify the Company’s calculations of, the redemption price. With respect to a redemption occurring prior to the Par Call Date, the Company shall give the Trustee written notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

Subject to the following sentence, the Company shall send notice of any redemption which is required by Section 3.02(b) of the Indenture to be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes of this Series to be redeemed, and, if less than all Notes of this Series are to be redeemed, the particular Notes of this Series to be redeemed will be selected by the Trustee by lot; provided that as long as the Notes of this Series are represented by global certificates registered in the name of The Depository Trust Company (“DTC”), or its nominee, beneficial interests in such global certificates will be selected for redemption by DTC in accordance with its standard procedures therefor. The Company has reserved the right to amend Section 3.02(b) of the Indenture without any consent, vote or other action by the Holders of the Notes of this Series, or any other series of Notes created after November 1, 2023, to provide that notice of any redemption shall be given in the manner provided in the Indenture not less than 10 nor more than 60 days prior to the date fixed for redemption.

Any notice of redemption at the Company’s option may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the date fixed for redemption, of money sufficient to pay the principal of, premium, if any, and interest on the Notes of this Series or portions thereof called for redemption, and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Notes or portions thereof. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of this Series or portions thereof called for redemption.

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Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any Interest Payment Date falls on a day that is not a Business Day, the interest due on such Interest Payment Date will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). If the Maturity Date of this Note or any redemption date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such redemption date, and no interest on such payment shall accrue for the period from and after the Maturity Date or such redemption date.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes of this Series (except for certain obligations including obligations to register the transfer or exchange of Notes of this Series, replace stolen, lost or mutilated Notes of this Series, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes of this Series on the dates such payments are due in accordance with the terms of the Notes of this Series.

If an Event of Default shall occur and be continuing with respect to the Notes of this Series, the principal of and interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, considered as one class, provided that if a proposed amendment directly affects the rights of the Holders of Notes of one or more, but less than all of, series of Outstanding Notes, then with the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of a majority in aggregate principal amount of the Notes of all series then outstanding in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.

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No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

The Company has reserved the right to amend the Indenture without any consent, vote or other action by the Holders of the Notes of this Series, or any other series of Notes created after November 1, 2023, to increase the amount specified in Section 8.01(a)(4) of the Indenture from $25,000,000 to $100,000,000.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMEREN CORPORATION

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common	UNIF GIFT MIN ACT --		Custodian
		(Cust)		(Minor)

TEN ENT -- as tenants by the entireties	Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right of survivorship and not as tenants in common
State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within note and all rights thereunder, hereby irrevocably constituting and appointing _________ attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

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